UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2011

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington D.C.		20036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Federal Agricultural Mortgage Corporation (“Farmer Mac”) held its Annual Meeting of Stockholders on June 2, 2011.  At that meeting, the holders of Farmer Mac voting common stock: (1) elected all ten of the nominees for director selected by Farmer Mac’s Board of Directors; (2) ratified the selection of PricewaterhouseCoopers LLP as Farmer Mac’s independent registered public accounting firm for the fiscal year ending December 31, 2011; (3) approved an advisory proposal on the compensation of Farmer Mac’s named executive officers as described in Farmer Mac’s Proxy Statement in a “say-on-pay” vote; and (4) approved an advisory proposal to hold future say-on-pay votes on an annual basis.  Shares were voted on these four items as set forth below.

Election of Directors

Farmer Mac’s federal charter provides that five directors are elected annually by a plurality of the votes of the holders of Class A Voting Common Stock and five directors are elected annually by a plurality of the votes of the holders of Class B Voting Common Stock.  Listed below are the final results for the election of directors (by class, with cumulative voting):

Class A Stockholders

Nominee	Number of Votes For	Broker Non-Votes
Dennis L. Brack	576,376	189,181
James R. Engebretsen	576,876	189,181
Dennis A. Everson	576,076	189,181
Mitchell A. Johnson	576,276	189,181
Clark B. Maxwell	576,976	189,181

Class B Stockholders

Nominee	Number of Votes For	Broker Non-Votes
Richard H. Davidson	589,526	0
Ernest M. Hodges	589,189	0
Brian P. Jackson	400,374	0
Brian J. O’Keane	590,526	0
John Dan Raines	87,474	0

Based on these voting results, the following individuals were elected to serve as directors of Farmer Mac for one-year terms until Farmer Mac’s next Annual Meeting of Stockholders to be held in June 2012:  Dennis L. Brack, Richard H. Davidson, James R. Engebretsen, Dennis A. Everson, Ernest M. Hodges, Brian P. Jackson, Mitchell A. Johnson, Clark B. Maxwell, Brian J. O’Keane, and John Dan Raines.

In addition to the ten directors elected at the Annual Meeting of Stockholders on June 2, 2011, the following directors appointed by the President of the United States continue to serve as directors of Farmer Mac:  Lowell L. Junkins (Chairman), Glen O. Klippenstein (Vice Chairman), Julia Bartling, Sara L. Faivre-Davis, and Myles J. Watts.  Those five directors have no specified term and serve at the pleasure of the President of the United States.

Ratification of Selection of PricewaterhouseCoopers LLP as Farmer Mac’s Independent Registered Public Accounting Firm for 2011

Farmer Mac’s By-Laws provide that the Audit Committee’s selection of accountants shall be made annually in advance of the Annual Meeting of Stockholders and shall be submitted for ratification or rejection at such meeting.  Farmer Mac’s Audit Committee previously selected PricewaterhouseCoopers LLP as Farmer Mac’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  Listed below are the final results for the stockholder vote on the ratification of that selection (Class A votes and Class B votes combined):

Number of Votes
For	1,220,855
Against	1,601
Abstain	600
Broker Non-Votes	0

Advisory Vote on Executive Compensation (“Say-on-Pay”)

Listed below are the final results for the stockholder say-on-pay advisory vote (Class A votes and Class B votes combined):

Number of Votes
For	921,301
Against	9,001
Abstain	103,573
Broker Non-Votes	189,181

Advisory Vote on Frequency of Future Say-on-Pay Votes

Listed below are the final results for the stockholder advisory vote on the frequency of future say-on-pay advisory votes (Class A votes and Class B votes combined):

Number of Votes
1 Year	926,901
2 Years	1,001
3 Years	3,700
Abstain	102,273
Broker Non-Votes	189,181

After taking into consideration the foregoing voting results and the prior recommendation of Farmer Mac’s Board of Directors in favor of an annual advisory stockholder say-on-pay vote, Farmer Mac intends to hold future advisory say-on-pay votes every year.  Farmer Mac’s Board of Directors may re-evaluate this determination after the next stockholder vote on the frequency of say-on-pay votes.

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Item 8.01.  Other Events.

On June 1, 2011, the Board of Directors of Farmer Mac declared a quarterly dividend on each of Farmer Mac’s three classes of common stock – Class A Voting Common Stock, Class B Voting Common Stock, and Class C Non Voting Common Stock.  The quarterly dividend of $0.05 per share of common stock will be payable on June 30, 2011 to holders of record of common stock as of June 15, 2011.  Also on June 1, 2011, the Board of Directors of Farmer Mac declared a quarterly dividend on the Corporation’s Series C Preferred Stock.  The quarterly dividend of $12.50 per share of Series C Preferred Stock is for the period from April 1, 2011 through June 30, 2011 and will be payable on June 30, 2011 to holders of record of preferred stock as of June 15, 2011.  Each share of Series C Preferred Stock has a par value and liquidation preference of $1,000.00 per share.

Information about dividends is also included in the press release attached to this report as Exhibit 99.

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

99.           Press release dated June 7, 2011 regarding the declaration of dividends on common and preferred stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

	By:	/s/ Jerome G. Oslick
Name: Jerome G. Oslick
Title: Senior Vice President – General Counsel

Dated: June 7, 2011

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